                            PRICEWATERHOUSECOOPERS




                      CONSENT OF INDEPENDENT ACCOUNTANTS


To the Trustees of GT Global Variable Investment Trust


     RE:   GT Global Variable Infrastructure Fund
           GT Global Variable Natural Resources Fund
           GT Global Variable Telecommunications Fund
           GT Global Variable Latin America Fund
           GT Global Variable Emerging Markets Fund
           GT Global Variable Growth & Income Fund
           GT Global Variable Strategic Income Fund
           GT Global Variable Global Government Income Fund
           GT Global Variable U.S. Government Income Fund
           (hereinafter referred to as "the Funds")

We consent to the inclusion in Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A, under the Securities Act of 1933, as amended and Amendment No. 21 under the Investment Company Act of 1940, of GT Global Variable Investment Trust: (the "Funds"), of our reports dated February 19, 1999, on our audits of the financial statements and financial highlights of the Funds, which reports are included in the Annual Report to Shareholders for the periods stated therein, which is also included in this Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the prospectus and "Independent Accountants" in the Statement of Additional Information.



/s/ PRICEWATERHOUSECOOPERS LLP
----------------------------------
    PricewaterhouseCoopers LLP


Boston, Massachusetts
April 28, 1999